 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2018
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On July 27, 2018, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) elected David A. Friedman and Joshua E. Prime as new members of the Board. Mr. Friedman will serve as a Class II director effective immediately and fill the vacancy created upon the retirement of Mimi Haas on May 20, 2018. Mr. Prime will serve as a Class II director effective at such time when Peter E. Haas, Jr. retires from the Board, which is expected to be in September 2019. Both Mr. Friedman and Mr. Prime, at the effective time, will receive compensation as non-employee directors in accordance with the Company's non-employee director compensation practices described under the heading “Director Compensation” in the Company's Annual Report on Form 10-K for the fiscal year ended November 26, 2017. At this time, neither Mr. Friedman nor Mr. Prime have been appointed to serve on any committees of the Board.
Mr. Friedman is a Senior Principal of Forell/Elsesser Engineers in San Francisco where he served as its CEO for 12 years and board chairman for 20 years. He has been with Forell/Elsesser since 1980.
Mr. Prime is a partner at Indaba Capital Management, LP, an investment management firm he co-founded in 2010. From 2007 to 2009, Mr. Prime was a manager of retail strategy at Levi Strauss & Co. From 1999 to 2005, he was an investment analyst at Farallon Capital Management LLC.
Mr. Friedman and Mr. Prime are each members of the family, either directly or by marriage, which is descendant from our founder, Levi Strauss.
Mr. Friedman and Mr. Prime will be parties to the Company's standard form of Director Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	August 1, 2018	By:	/s/ GAVIN BROCKETT
		Name:	Gavin Brockett
		Title:	Senior Vice President and Global Controller
(Principal Accounting Officer and Duly Authorized Officer)